As Filed with the Securities and Exchange Commission on August 3, 2001

Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation or organization)	3661 (Primary Standard Industrial Classification Code Number)	43-1641533 (I.R.S. Employer Identification No.)

400 Royal Palm Way, Suite 410
Palm Beach, Florida 33480
(561)805-8000
(Address of registrant's principal executive offices)

Richard J. Sullivan
Applied Digital Solutions, Inc.
400 Royal Palm Way, Suite 410
Palm Beach, Florida 33480
(561) 805-8000
Fax: (561) 805-0001
        (Name and address of agent for service)

Copies of all correspondence to:
Denis P. McCusker, Esq.
Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102-2750
(314) 259-2000   Fax: (314) 259-2020

         Approximate date of commencement of proposed sale to public:   From time to time after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]   File No. 333-50872

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $.001 par value per share	57,492,603 shares	$0.31	$17,822,707	$4,456

(1)	Pursuant to Rule 457(c), the proposed offering price and registration fee have been calculated on the basis of the average of the high and low trading prices for the Common Stock on August 2, 2001 as reported on the Nasdaq National Market.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement is filed pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the Registration Statement on Form S-3, as amended (File No. 333-50872), including all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, are incorporated herein by reference. In addition, the required opinions and consents are listed in the Exhibit Index attached hereto and filed herewith.

PART II

ITEM 16.    EXHIBITS

       See Exhibit Index.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, State of Florida, on August 3, 2001.

APPLIED DIGITAL SOLUTIONS, INC.
By:	/s/ MERCEDES WALTON Mercedes Walton President, Chief Operating Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jerome C. Artigliere (with full power to act alone), his or her true and lawful attorney in fact and agent for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorney in fact and agent may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ RICHARD J. SULLIVAN (Richard J. Sullivan)	Chairman of the Board of Directors, Chief Executive Officer and Secretary (Principal Executive Officer)	August 3, 2001
/s/ MERCEDES WALTON (Mercedes Walton)	President, Chief Operating Officer and Director (Principal Operating Officer)	August 3, 2001
/s/ JEROME C. ARTIGLIERE (Jerome C. Artigliere)	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 3, 2001
/s/ RICHARD S. FRIEDLAND (Richard S. Friedland)	Director	August 3, 2001
/s/ ARTHUR F. NOTERMAN (Arthur F. Noterman)	Director	August 3, 2001
(Daniel E. Penni)	Director
/s/ ANGELA M. SULLIVAN (Angela M. Sullivan)	Director	August 3, 2001
(Garrett A. Sullivan)	Director
/s/ CONSTANCE K. WEAVER (Constance K. Weaver)	Director	August 3, 2001

EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant's Post-Effective Amendment No. 1 on Form S-1 to Registration Statement (Form S-3 File No. 333-64605) filed with the Commission on June 24, 1999)
4.2	Amendment of Articles of Incorporation of the Registrant filed with the Secretary of State of the State of Missouri on September 5, 2000 (incorporated herein by reference to Exhibit 4.3 to the Registrant's Post-Effective Amendment No. 3 on Form S-3 to Registration Statement on Form S-4 (File No. 333-38420-02) filed with the Commission on September 29, 2000)
4.3	Certificate of Designation of Preferences of Series C Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on October 26, 2000)
4.4	Amended and Restated Bylaws of the Registrant dated March 31, 1998 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-51067) filed with the Commission on April 27, 1998)
5.1	Opinion of Bryan Cave LLP regarding the validity of the common stock*
10.1	Securities Purchase Agreement, dated as of October 24, 2000, relating to the Registrant's Series C Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Commission on October 26, 2000)
10.2	Form of warrant to purchase common stock of the Registrant issued to the holders of the Series C Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Commission on October 26, 2000)
10.3	Registration Rights Agreement between the Registrant and the holders of the Series C Convertible Preferred Stock (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the Commission on October 26, 2000)
10.4	Agreement and Plan of Merger dated as of October 18, 2000 among the Registrant, PDS Acquisition Corp., Pacific Decision Sciences Corporation, H & K Vasa Family 1999 Limited Partnership, H & K Vasa Family 2000 Limited Partnership, David Dorret and David Englund (incorporated by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K filed with the Commission on November 1, 2000)
23.1	Consent of PricewaterhouseCoopers LLP*
23.2	Consent of Rubin, Brown, Gornstein & Co. LLP*
23.3	Consent of Arthur Andersen LLP*
23.4	Consent of Grant Thornton LLP*
23.5	Consent of Bryan Cave LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)*

*	Filed herewith